Bullion Monarch Mining Board Approves Additional Share Repurchase Program

February 11, 2010

Orem, Utah – Bullion Monarch Mining, Inc., (otcbb:bulm) a natural resource company with mining interests in gold and energy, announced today that its Board of Directors once again approved a stock buyback program.  The Board authorized the repurchase of up to USD $1,000,000 of its issued and outstanding shares of Common Stock.  Bullion Monarch plans to repurchase its shares for cash, from time to time in the open market, through block trades or otherwise.

Bullion’s management said the buyback program will be carried out through December 31, 2010 with no minimum number of shares. The Company bought back 1,767,210 shares during last fiscal year’s buyback program which has since expired.  As of January 31, 2010, the Company had approximately 38,686,210 shares of Common Stock outstanding.

The repurchase program does not require the Company to purchase any specific dollar value or number of shares. Any purchases under the program will depend on market conditions and may be commenced or suspended at any time or from time to time without prior notice. The Company intends to finance the repurchases using its available cash and liquid investments.

Bullion Monarch Mining, Inc. (www.bullionmm.com) is a publicly traded (OTCBB:BULM) natural resource and royalty company. For additional information about the Company, see www.bullionmm.com.

Investor Contact

Rob Morris

(801)426-8111

robmorris@bullionmm.com

Media Contact

AJ Sterling Consulting

435-669-3855

info@bullionmm.com

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Information contained in this report contains “forward-looking statements’ which can include statement with respect to Bullion monarch mining’s exploration programs and plans and can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the report before making any investment in the shares of the company.  Bullion Monarch Mining, Inc. undertakes no obligation to update any forward-looking statements contained in this report. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.